Exhibit (j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class A and the Class Y Shares Prospectuses, "Independent Auditors" in the Class A and the Class Y Shares Statements of Additional Information, and to the use of our report dated October 15, 1999, in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 33-48907) of the Marshall Funds, Inc. dated October 31, 1999.

By:  ERNST & YOUNG LLP

     Ernst & Young LLP
Boston, Massachusetts
October 27, 1999